Exhibit 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Chiquita Brands International, Inc. (the “company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 of the company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the company.

Dated: November 9, 2007

/s/ Fernando Aguirre
	Name:	Fernando Aguirre
	Title:	Chief Executive Officer

Dated: November 9, 2007
/s/ Jeffrey M. Zalla
	Name:	Jeffrey M. Zalla
	Title:	Chief Financial Officer